CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14 of the Touchstone Tax-Free Trust to be filed on or about February 11, 2004 and to the use of our report dated August 7, 2003 on the financial statements of Touchstone Tax-Free Trust incorporated by reference therein.


                               /s/ Ernst & Young LLP

Cincinnati, Ohio
February 9, 2004